UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

Cicero Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway, Suite 542 Cary, North Carolina (Address of principal executive offices)	27518 (Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On January 15, 2010, Cicero Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with SOAdesk, LLC, a Delaware limited liability company (“SOAdesk”), and Vertical Thought, Inc., a Delaware corporation (“VTI” and, together with SOAdesk, “Sellers”), pursuant to which the Company acquired the Sellers’ “United Desktop” and “United Data Model” software programs, as well as substantially all of the other assets owned by Sellers directly or indirectly used (or intended to be used) in or related to Sellers’ business of providing customer interaction consulting and technology services for organizations and contact centers throughout the world (the “Business”). The Company also assumed certain liabilities of Sellers related to the Business, as described in the Asset Purchase Agreement. The foregoing transaction (the “Asset Purchase Transaction”) closed on January 15, 2010 (the “Closing Date”).

Asset Purchase Agreement

Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the aggregate consideration payable by the Company to Sellers consists of the following:

•

$300,000 paid in cash to Sellers on the Closing Date, subject to adjustment following the closing pursuant to the terms of the Asset Purchase Agreement;

•

an unsecured convertible note in the aggregate principal amount of $700,000, payable to SOAdesk and convertible into shares of the Company’s Series B Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), as described in more detail below (the “Short Term Convertible Note”);

•

$525,000, payable in cash to SOAdesk on March 31, 2010;

•

an unsecured convertible note in the aggregate principal amount of $1,000,000, payable to SOAdesk and convertible into shares of the Company’s common stock, par value $.001 per share (“Common Stock”), as described in more detail below (the “Stock-Payable Convertible Note” and, together with the Short Term Convertible Note, the “Notes”);

•

earn-out payments related to Product Revenues (as defined in the Asset Purchase Agreement) during the period from January 1, 2010 through March 31, 2011, payable (if at all) in cash and shares of Common Stock in the proportions set forth in the Asset Purchase Agreement (the “Product Revenue Earn-Out”); and

•

earn-out payments related to Enterprise Revenues (as defined in the Asset Purchase Agreement) during the period from January 1, 2010 through July 31, 2011, payable (if at all) in shares of Common Stock (the “Enterprise Revenue Earn-Out”).

The amount (if any) of the Product Revenue Earn-Out and Enterprise Revenue Earn-Out payable to SOAdesk will depend on whether the Company achieves certain revenue targets, and the maximum aggregate values of such Earn-Outs are limited as set forth in the Asset Purchase Agreement, in each case taking into account the value of any shares of Common Stock issued to SOAdesk. The Asset Purchase Agreement provides that any shares of Common Stock issued by the Company to SOAdesk in satisfaction of the Product Revenue Earn-Out or the Enterprise Revenue Earn-Out, as applicable, will be valued based on an assumed per share price of $0.15, subject to adjustment for stock splits, stock combinations or similar events.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnities, including certain post-closing covenants with respect to confidentiality, non-competition and non-solicitation. In addition, in connection with the Asset Purchase Transaction, Antony Castagno, James Hunt and Michael Garner, former executive officers of SOAdesk, have entered into employment and non-competition and non-solicitation agreements with the Company. The Company will also, in its discretion, offer at-will employment to each other employee actively employed in the Business.

Following the closing, SOAdesk will have the right to appoint one (1) individual to serve on the Company’s Board of Directors for a single one (1) year term, subject to renewal by the affirmative vote of the Company’s stockholders in accordance with the Company’s Certificate of Incorporation and Bylaws.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Short Term Convertible Note and Stock-Payable Convertible Note

The Short Term Convertible Note is for an aggregate principal amount of $700,000 and is convertible, at the option of the holder, into shares of Series B Preferred Stock at a conversion price of $150.00 per share, as such conversion price may be adjusted for stock dividends, stock splits and similar events.  The Stock-Payable Convertible Note is for an aggregate principal amount of $1,000,000 and is convertible, at the option of the holder, into shares of Common Stock at a conversion price of $0.15 per share, as such conversion price may be adjusted for stock dividends, stock splits and similar events, subject to certain limitations on the holder’s right to convert the Stock-Payable Convertible Note in each of the first three (3) years following its original issuance. The obligations of the Company under each of the Notes are unsecured.

The Company has the right, under each Note, to prepay the Note at any time or from time to time without any premium or penalty. In addition, the Short Term Convertible Note is mandatorily pre-payable with fifty percent (50%) of the gross proceeds received by the Company from the sale of shares of Series B Preferred Stock to investors after the date of the Note and prior to March 31, 2010.

Each Note accrues interest at the rate of five percent (5%) per annum. All unpaid principal on the Short Term Convertible Note, together with the balance of unpaid and accrued interest and other amounts payable thereunder, if not converted by the holder or pre-paid in cash, will be due and payable, and will be paid through the issuance of shares of Series B Preferred Stock valued at the then-applicable conversion price, on the earlier of (i) March 31, 2010, or (ii) upon the occurrence of certain events of default. All unpaid principal on the Stock-Payable Convertible Note, together with the balance of unpaid and accrued interest and other amounts payable thereunder, if not converted by the holder, will be due and payable, and will be paid through the issuance of shares of Common Stock valued at the then-applicable conversion price, on the earlier of (i) five (5) years from the date of the Stock-Payable Convertible Note, or (ii) upon the occurrence of certain events of default.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, which are attached as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

A copy of the Company’s press release, dated January 19, 2010, which describes the Asset Purchase Transaction and the Series B Financing, is attached hereto as Exhibit 99.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Please refer to Item 1.01 hereof for a description of the Asset Purchase Transaction, which closed on January 15, 2010.

Item 3.02

Unregistered Sales of Equity Securities

Issuance of Securities in Connection with Asset Purchase Transaction

As described in Item 1.01 hereof, on January 15, 2010 the Company entered into an Asset Purchase Agreement with Sellers that provides for the issuance of Notes and the possible issuance of shares of Series B Preferred Stock and/or Common Stock to Sellers upon the terms and subject to the conditions set forth in the Asset Purchase Agreement and the Notes. The issuance of the foregoing securities was made in connection with the Company’s purchase of identified assets owned by Sellers, pursuant to the terms of the Asset Purchase Agreement and in reliance upon certain representations and warranties of Sellers set forth therein. The terms of the Series B Preferred Stock are described more fully below.

Issuance of Securities in Connection with Series B Financing

On January 15, 2010, the Company received $1,360,000 in gross proceeds (including $500,000 in cash and the cancellation of $860,000 of existing indebtedness owed to two of the Investors) from a private placement to certain accredited investors (the “Investors”) of 9,067 shares of Series B Preferred Stock and warrants (the

“Warrants”) to purchase 2,266,667 shares of Common Stock (the “Series B Financing”), in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company used a portion of the cash proceeds from the Series B Financing in connection with the Asset Purchase Transaction described in Item 1.01 above.

Series B Preferred Stock

The Series B Preferred Stock ranks senior to the Common Stock and on parity with the Company’s outstanding Series A-1 Preferred Stock, par value $.001 per share (the “Series A-1 Preferred Stock”). As required by the Certificate of Designations applicable to the Series A-1 Preferred Stock, the Company obtained the consent of a holder representing in excess of two thirds of the outstanding shares of Series A-1 Preferred Stock to authorize and issue the shares of Series B Preferred Stock.

Dividends will accrue on each share of Series B Preferred Stock at the rate per annum of eight percent (8%) of the Series B Original Issue Price, as defined below (the “Accruing Dividends”). Dividends will accrue from the date on which a share of Series B Preferred Stock was issued by the Company until paid, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate”), such Accruing Dividends will be payable only when, as, and if declared by the Board of Directors, and the Company will be under no obligation to pay such Accruing Dividends.

Each share of Series B Preferred Stock is convertible, at the option of the holder, into that number of shares of Common Stock equal to $150.00 (the “Series B Original Issue Price”) divided by the conversion price of the Series B Preferred Stock then in effect, which is initially $0.15, subject to adjustment under certain circumstances as set forth in the Series B Certificate. The shares of Common Stock into which the Series B Preferred Stock is convertible have certain registration rights, as described below.

In the event of certain specified liquidation events, the holders of Series B Preferred Stock will be entitled to receive an amount per share equal to the Series B Original Issue Price plus any dividends accrued or declared but unpaid thereon before the payment of any amount to the holders of Common Stock and other junior securities.

The holders of Series B Preferred Stock will be entitled to vote, on an as-converted basis, on all matters submitted to a vote of the stockholders of the Company, and the holders of Series B Preferred Stock, Series A-1 Preferred Stock and Common Stock will vote together as a single class. In addition, until such time as the Company consummates at least an additional $5,000,000 equity financing from institutional or strategic investors, the approval of the holders of at least 2/3 of the outstanding shares of the Series B Preferred Stock voting together separately as a class will be required for the Company to take certain specified actions set forth in the Series B Certificate.

The foregoing summary description of the terms of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate, which is attached as Exhibit 3.1 and is incorporated herein by reference.

Warrants

The Warrants issued to the Investors in connection with the Series B Financing are immediately exercisable to purchase Common Stock at an initial exercise price of $0.25 per share, subject to adjustment as set forth in the Warrants. The Warrants expire on January 19, 2015. The shares of Common Stock underlying the warrants have certain registration rights, as described below, and have a cashless exercise provision in the event no registration statement is effective for resales of the underlying shares, if a registration statement is required.

The foregoing summary description of the terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Investor Warrant Agreement, which is attached as Exhibit 4.3.

Registration Rights Agreement

In connection with the Series B Financing, the Company and the Investors entered into a Registration Rights Agreement with respect to the shares of Common Stock issued or issuable upon conversion of the Series B

Preferred Stock and upon exercise of the Warrants (collectively, the “Registrable Securities”). Under the terms of the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission, within 120 days, a resale registration statement relating to the resale of the Registrable Securities. The Company is obligated to keep such resale registration statement continuously effective under the Securities Act until the earlier of (i) the date as of which all of the Registrable Securities have been sold, and (ii) the date as of which each of the holders of the Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act.

The foregoing summary description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 4.4 hereto and is incorporated herein by reference.

The Company issued and sold the securities described in this Item 3.02 in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act, based upon representations made by Sellers and the Investors. The securities issued are not registered under the Securities Act, and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03

Material Modification to Rights of Security Holders.

As described in Item 3.02, as part of the Series B Financing, the Company issued to the Investors shares of its Series B Preferred Stock. The holders of the Series B Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s Common Stock. Further, the Company’s ability to declare or pay dividends with respect to, or to redeem, purchase or make a liquidation payment with respect to the Company’s Common Stock is limited by the terms of the Series B Preferred Stock. The terms of the Series B Preferred Stock are more fully described in Item 3.02 above.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Series B Financing, on January 19, 2010, the Company filed with the Secretary of State of the State of Delaware the Series B Certificate establishing the rights, preferences, restrictions and other matters relating to the Series B Preferred Stock.

A copy of the Series B Certificate is attached hereto as Exhibit 3.1. The terms of the Series B Preferred Stock are more fully described in Item 3.02 above.

Item 9.01.

Financial Statements and Exhibits.

(a), (b)

Financial information to come.

(d)  Exhibits

Exhibit Number	Exhibit description
2.1	Asset Purchase Agreement, dated January 15, 2010, between Cicero Inc., Vertical Thought, Inc. and SOAdesk, LLC
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
4.1	Short Term Convertible Note
4.2	Stock-Payable Convertible Note
4.3	Form of Investor Warrant Agreement
4.4	Registration Rights Agreement
99	Press release, dated January 19, 2010, issued by Cicero Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CICERO INC.

Date: January 20, 2010	By:	/s/ JOHN P. BRODERICK
John P. Broderick Chief Executive and Financial Officer